UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2025

Quantum Corporation
(Exact name of registrant as specified in its charter)

Delaware		001-13449	94-2665054
(State or other jurisdiction of incorporation or organization)		(Commission File No.)	(I.R.S. Employer Identification No.)

10770 E. Briarwood Avenue
Centennial,	CO		80112
(Address of Principal Executive Offices)			(Zip Code)

(408)	944-4000
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	QMCO	Nasdaq Global Market

Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on September 23, 2025, Quantum Corporation, a Delaware corporation (the “Company”), entered into a Transaction Agreement (the “Transaction Agreement”) with Dialectic Technology SPV LLC, a Delaware limited liability company (“Dialectic”), OC III LVS XXXIII LP, a Delaware limited partnership (“LVS XXXIII”), and OC III LVS XL LP, a Delaware limited partnership (“LVS XL” and together with LVS XXXIII, the “OC III Lenders”, and the OC III Lenders together with Dialectic, collectively the “Lenders” and each a “Lender”). On December 18, 2025, the Company closed the transactions contemplated by the Transaction Agreement (the “Closing”), including its issuance to Dialectic, on a dollar-for-dollar basis, senior secured convertible notes in an aggregate principal amount of $54,718,114 (the “Convertible Notes”) in exchange (the “Debt Exchange”) for the amounts then outstanding and owing by the Company to Dialectic under certain term loans held by Dialectic (including principal, any prepayment penalties and exit fees, but excluding any accrued and unpaid interest thereon, the “Term Loans”). The Closing was conditioned upon, among other things, approval of the Debt Exchange by the Company’s shareholders, which approval was obtained on December 16, 2025.
Convertible Notes and Indenture

The Convertible Notes were issued to Dialectic pursuant to that certain indenture, dated December 18, 2025 (the “Indenture”), among the Company, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee and collateral agent. The Convertible Notes mature December 18, 2028 (the “Maturity Date”) and have an interest rate of 10.00% per annum, payable in kind, compounded annually. The initial conversion price of the Convertible Notes equals $10.00 per share (the “Conversion Price”) of the Company’s common stock, $0.01 par value per share (“Common Stock”), subject to adjustment for stock splits and similar events, and includes antidilution protections in favor of Dialectic as described in the Indenture. The Conversion Price is subject to adjustment on the last day of the three calendar quarters immediately following the Closing (each, a “Reset Price Date”) to the greater of (a) $4.00 per share and (b) the lesser of (i) the then Conversion Price and (ii) the 30-day Daily VWAP (as defined in the Indenture) of the Common Stock immediately preceding the Reset Price Date.

Immediately after the Closing, the shares issuable to Dialectic upon (i) the full conversion of the Convertible Notes outstanding at the time of the Closing at a Conversion Price of $10.00 (without taking into account any interest payable on the Convertible Notes following the Closing) and (ii) the full, cash exercise of Dialectic’s forbearance warrant dated September 23, 2025, with no adjustment to the exercise price, would represent approximately 36.9% of the Company’s issued and outstanding Common Stock immediately after giving effect to such conversion and exercise.

At the Company’s option, all outstanding principal amount, accrued and unpaid interest and premium, if any, of any Convertible Notes outstanding on the Maturity Date shall be exchanged into shares of Common Stock at an exchange price equal to 80% of the Market Price, defined as the average of the Daily VWAP for each of the five lowest consecutive trading days during the 20 consecutive trading days ending on (and including) the trading day immediately prior to the Maturity Date. Following the six-month anniversary of Closing, if certain conditions are met, the Company may elect to require the exchange of a portion of the total outstanding amount of any Convertible Notes into shares of Common Stock at the then outstanding Conversion Price.

The Indenture contains certain affirmative and negative covenants substantially consistent with the Fifteenth Amendment to Term Loan Credit and Security Agreement, dated September 30, 2025, by and among the Company, Quantum LTO Holdings, LLC, the borrowers and guarantors party thereto, the lenders party thereto, and Alter Domus (US) LLC, as disbursing agent and collateral agent (the “Fifteenth Term Loan Amendment”), as well as a covenant requiring the Company to maintain minimum liquidity of $3.75 million as of the last day of the first quarter of 2026, $5.0 million as of the last day of the second quarter of 2026, $6.25 million as of the last day of the third quarter of 2026 and $7.5 million as of the last day of the fourth quarter of 2026 and each quarter thereafter. The Convertible Notes are secured by all of the Company’s assets which secure the Term Loans.

In addition, at the Closing, the Company and Dialectic entered into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which, among other things, the Company will provide Dialectic (or any assignee of the Convertible Notes) with certain demand and piggyback registration rights with respect to the shares of Common Stock issuable upon any conversion of the Convertible Notes.

The foregoing descriptions are qualified in their entirety by reference to the full text of the Indenture (including the form of Convertible Notes contained therein) and the Registration Rights Agreement, copies of which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. Additionally, the foregoing descriptions of the Transaction Agreement and the Fifteenth Term Loan Amendment are qualified in their entirety by reference to the full text of the Transaction Agreement and the Fifteenth Term Loan Amendment, copies of which were filed as Exhibits 10.1 and 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on September 23, 2025 and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Convertible Notes is incorporated herein by reference. The Convertible Notes and any shares of Common Stock issuable thereunder are exempt from registration pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) the Securities Act of 1933, as amended (the “Securities Act”). The Convertible Notes and any shares of Common Stock issuable thereunder, were not registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC, or an applicable exemption from the registration requirements.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The following is a brief description of each matter submitted to a vote at the 2025 annual meeting of shareholders of the Company held on December 16, 2025 (the “Annual Meeting”), as well as the number of votes with respect to each matter. For more information about these proposals, please refer to the Company’s definitive proxy statement on Schedule 14A filed with the SEC on October 31, 2025.

Proposal 1. The following directors were elected to serve until the 2026 annual meeting of shareholders or until their successors are duly qualified and elected:

	For	Against	Abstain	Broker Non-Votes
Hugues Meyrath	970,512	62,137	13,349	3,845,900
Tony J. Blevins	970,482	62,206	13,310	3,845,900
James C. Clancy	973,365	59,167	13,466	3,845,900
John A. Fichthorn	969,577	58,904	17,516	3,845,901
Donald J. Jaworski	968,697	63,623	13,677	3,845,901
John R. Tracy	973,077	64,382	8,539	3,845,900
Yue Zhou (Emily) White	905,679	124,671	15,648	3,845,900

Proposal 2. For purposes of complying with Nasdaq listing rule 5635, the issuance of senior secured convertible notes, convertible into shares of Common Stock, in exchange for all outstanding term loans owed to Dialectic has been approved.

For	Against	Abstain	Broker Non-Votes
956,537	79,889	9,570	3,845,902

Proposal 3. For purposes of complying with Nasdaq listing rule 5635, the issuance of senior secured convertible notes, convertible into shares of Common Stock, in exchange for any additional funds raised by Dialectic at the Company’s request has been approved.

For	Against	Abstain	Broker Non-Votes
953,471	81,482	11,043	3,845,902

Proposal 4. For purposes of complying with Nasdaq listing rule 5635, the issuance of any shares of Common Stock to Dialectic that may become issuable under its forbearance warrant as a result of certain anti-dilution adjustments thereunder has been approved.

For	Against	Abstain	Broker Non-Votes
952,461	78,162	15,374	3,845,901
Proposal 5. The amendment and restatement of the Quantum Corporation 2023 Long-Term Incentive Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 1,400,000 shares and remove the individual annual award limits for employees or consultants has been approved.

For	Against	Abstain	Broker Non-Votes
909,497	123,235	13,266	3,845,900

Proposal 6. The compensation of the Company’s named executive officers has been approved, on a non-binding advisory basis.

For	Against	Abstain	Broker Non-Votes
923,221	90,829	31,948	3,845,900

Proposal 7. The appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2026 has been ratified.

For	Against	Abstain
4,541,082	260,799	90,017

Proposal 8. The adjournment of the Annual Meeting to a later date, if necessary or appropriate, has been approved. As there were sufficient votes to approve the proposals presented at the Annual Meeting, adjournment of the Annual Meeting was not necessary.

For	Against	Abstain
4,224,177	556,668	111,050

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
4.1
Indenture (including form of 10.00% PIK Senior Secured Convertible Note due 2028) dated December 18, 2025, by and among the Company, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee and collateral agent.

4.2	Registration Rights Agreement dated December 18, 2025, by and between the Company and Dialectic Technology SPV LLC.
10.1*	Transaction Agreement dated September 23, 2025, by and among the Company, Dialectic Technology SPV LLC, OC III LVS XXXIII LP, and OC III LVS XL LP (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed on September 23, 2025).
10.2*	Fifteenth Amendment to Term Loan Credit and Security Agreement dated September 23, 2025, by and among the Company, Quantum LTO Holdings, LLC, the borrowers and guarantors party thereto, the lenders party thereto, and Alter Domus (US) LLC, as disbursing agent and collateral agent (incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K filed on September 23, 2025).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
* Schedules (or similar attachments) to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of all omitted schedules to the SEC on a confidential basis upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Quantum Corporation
(Registrant)

December 18, 2025	/s/ Laura A. Nash
(Date)	Laura A. Nash
Chief Accounting Officer